Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                           CONTACT:   R. Gregory Lewis
(615) 269-1900

J. ALEXANDER’S CORPORATION REPORTS RESULTS
FOR FOURTH QUARTER AND 2009 FISCAL YEAR

Same Store Sales Increase In Early 2010

NASHVILLE, TN., March 17, 2010 – J. Alexander’s Corporation (NASDAQ: JAX) today reported operating results for the fourth quarter and year ended January 3, 2010.  The 2009 fiscal year included 53 weeks compared to 52 weeks in the prior year while the fourth quarter of 2009 included 14 weeks compared to 13 weeks in the final quarter a year earlier.

A summary of the fourth quarter of 2009 compared to the fourth quarter of 2008 follows:

•
Net sales increased 11.0% to $38,996,000 from $35,141,000.  The extra week in the 2009 quarter included the New Year’s holiday period and contributed $3,337,000 of net sales, which increased net sales for the quarter by 9.5%.

•	Average weekly same store sales per restaurant increased by 1.0%, but decreased by 0.5% excluding the last week of the 2009 quarter.

•
Based on an asset impairment analysis required by U.S. Generally Accepted Accounting Principles (GAAP) the Company determined in the fourth quarter of 2009 that certain of its restaurant assets were impaired and recorded non-cash asset impairment charges of $3,889,000 for two underperforming restaurants which remain in operation.

•
The loss before income taxes and the impairment charges (1) was $755,000 and compared to a loss before income taxes of $1,373,000 in the 2008 quarter.  There was no pre-opening expense in the fourth quarter of 2009 compared to $421,000 in the fourth quarter of 2008.

•
During the fourth quarter of 2009, the Company determined that a valuation allowance for substantially all of its net deferred tax assets was necessary in order to reflect the Company’s assessment of its ability to realize the benefits of those assets.  As a result, the Company recorded an increase in the Company’s beginning of the year valuation allowance for deferred tax assets which increased the income tax provision for the quarter by $7,405,000, or $1.25 per share.

•	The net loss on a GAAP basis was $13,675,000, or $2.30 per share, compared to a net loss of $699,000, or $.10 per share, in 2008.

•	The net loss excluding the asset impairment charges and beginning of the year tax valuation allowance adjustment (1) was $2,381,000, or $.40 per share.

•
The Company’s cash position increased to $5,613,000 at the end of 2009 compared to $2,505,000 at the end of 2008.  Net debt (1) decreased to $17,804,000 at the end of 2009 from $18,844,000 at the end of 2008.

A summary of the 2009 fiscal year compared to the 2008 fiscal year follows:

•
Net sales increased 3.2% to $144,194,000 from $139,755,000.  The increase included net sales of $3,337,000 during the additional week included in the 2009 fiscal year, which increased net sales for the year by 2.4%.

•	Average weekly same store sales per restaurant decreased by 4.3%. Excluding the effect of the additional week included in 2009 the decrease was 4.7%.

•
The loss before income taxes excluding the asset impairment charges (1) noted above was $4,347,000 compared to a loss before income taxes of $912,000 in 2008.  There was no pre-opening expense in 2009 compared to pre-opening expense of $1,626,000 in 2008.

•
The net loss on a GAAP basis was $15,338,000 compared to net income of $105,000 in 2008, and the loss per share was $2.45 compared to earnings per diluted share of $.02 in 2008.  The net loss for 2009 included income tax expense of $7,102,000 including the effect of the tax asset valuation allowance adjustment noted above.  A tax benefit of $1,017,000 was recorded in 2008.

•	The net loss excluding the asset impairment charges and the beginning of the year tax valuation allowance adjustment (1) noted above was $4,044,000, or $.65 per share.

Commenting on results for the fourth quarter and full fiscal year, Lonnie J. Stout II, chairman, president and CEO said, “Economic conditions presented an extremely challenging consumer environment during 2009 and had a severe impact on our performance.  There is no way to describe 2009 other than to say it was just a terrible year.

“We are encouraged, however, that our same store sales trend line improved in the fourth quarter,” Stout said, “and has further strengthened in the first quarter of 2010. Same store sales were up approximately 3% for the first ten weeks of 2010 compared to the comparable weeks of 2009 after excluding the effect of the New Year’s holidays from the previous year’s sales, and have significantly exceeded that level for the last few weeks. Average weekly same store sales per restaurant, including the effect of the New Year’s holiday period in 2009, increased by approximately 1.4% for the first ten weeks of 2010 compared to the first ten weeks of fiscal 2009.”

Cost of sales for the fourth quarter of 2009 was 32.5% of net sales, down from 32.8% of net sales in the fourth period a year earlier.  Restaurant labor and related costs as a percentage of net sales rose to 34.6% in the fourth period just ended from 34.4% in the comparable quarter of the prior year.  General and administrative expenses for the fourth quarter of 2009 were 6.4% of net sales, down from 7.6% recorded in the final period of 2008.

For the fourth quarter of 2009, J. Alexander’s Corporation’s restaurant operating margin (net sales minus total restaurant operating expenses divided by net sales) was 5.8% as compared to 6.1% in the corresponding quarter of the previous year.

J. Alexander’s Corporation posted average weekly same store sales per restaurant of $86,700 in the fourth quarter of 2009, an increase from $85,800 in the fourth quarter of 2008.  The Company’s average weekly sales per restaurant for the fourth quarter of 2009 were $84,100, up from $84,000 achieved in the comparable period of 2008.  Same store sales calculations are based on 30 restaurants open for more than 18 months.

J. Alexander’s Corporation had a decline of 0.4% in average weekly guest counts on a same store basis from the corresponding quarter of 2008.  The average guest check, including alcoholic beverage sales for the quarter, was approximately $24.74 and did not change notably from the prior year comparable quarter.  The effect of menu price increases for the fourth quarter was approximately .9% compared to the fourth quarter of 2008.

“As previously noted, J. Alexander’s Corporation’s results have been pressured by the lingering recession, which has adversely affected our average guest counts,” Stout said.  “Our five newest restaurants have been particularly impacted.  We believe casual dining guests have cut back dining occasions at their favorite restaurants.  It has become extremely challenging to encourage these guests to try newer restaurants when they are not going to their favorite dining establishments.”

J. Alexander’s Corporation had weekly average same store sales per restaurant of $84,900 for 2009, down from $88,700 recorded in 2008.  The Company’s average weekly sales per restaurant for 2009 were $82,300, down 6.3% from $87,800 achieved in 2008.

The Company’s average weekly guest counts for 2009 declined approximately 4.6% on a same store basis from 2008.  The average guest check, including alcoholic beverage sales increased slightly to an estimated $24.64.  The effect of menu price increases for 2009 was approximately 1% compared to 2008.

Cost of sales for 2009 was 31.7%, down from 32.2% in 2008.  Restaurant labor and related costs for 2009 rose to 35.2% of net sales from 33.3% of net sales in the previous year.  Labor costs and operating expenses as a percentage of net sales were higher for 2009 due principally to the effect of lower weekly average sales and the effect of low sales volumes in newer restaurants. The Company’s labor costs were also impacted in 2009 by higher minimum cash wage rates required to be paid to tipped employees in several states where it operates restaurants.  For 2009, J. Alexander’s Corporation had restaurant operating margin of 5.3%, down from 8.8% in 2008.

 In looking ahead, Stout said that “even though we now appear to be in some type of halting recovery, there is a great unevenness in the U.S. economy.  Unemployment remains high and consumer confidence is low in several of the states where we have a concentration of restaurants.”

Stout noted, however, that the recent improvement in same store sales trends has given J. Alexander's Corporation increased optimism for improved performance in 2010.  He said that based on the sales trends in the fourth quarter of 2009 and in early 2010, the Company expects that its same store sales will be positive for the year and that earnings for the first quarter of 2010 will be up substantially from the first quarter of 2009.

“We have developed a plan for 2010 that calls for improved restaurant performance based on several assumptions,” Stout continued. “These assumptions are dependent on an improving economy in some of our markets.  Second, we have not been aggressive with price increases during the past two years, but believe we will have some price increasing opportunities in 2010.  Third, we also are assuming that our input costs, including those for beef, will continue to remain relatively low.  Finally, now that our newer restaurants have some maturity, we believe that they can be operated more efficiently.

“Our outlook is positive, but we remain very concerned about how the U.S. consumer will behave,” Stout observed.  “In the 19 years we have been in this business, we have believed operational excellence and hard work will build same store sales.  We still believe that and remain convinced that we will execute the strengths of our concept.”

J. Alexander’s Corporation operates 33 J. Alexander’s restaurants in thirteen states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas.  J. Alexander’s is an upscale, contemporary American restaurant known for its wood-fired cuisine.  The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts.  J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

J. Alexander’s Corporation is headquartered in Nashville, Tennessee.

(1) Loss before income taxes and impairment charges, net loss excluding asset impairment charges and beginning of the year tax valuation allowance adjustment, and net debt are all non-GAAP financial measures which are derived from items in the Company’s GAAP financial statements. The calculations or reconciliations of these measures to GAAP measures are presented after the financial statements at the end of this release under “Reconciliation of Non-GAAP Measures to GAAP Measures.”

This press release contains forward-looking statements that involve risks and uncertainties.  Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors.  These risks, uncertainties and factors include the Company’s ability to maintain satisfactory guest count levels and  maintain or increase  sales and operating margins in its restaurants under recessionary economic conditions, which may continue indefinitely and which could worsen, potentially resulting in additional asset impairment charges and/or restaurant closures and charges associated therewith; fluctuations in the Company’s operating results which could affect compliance with its debt covenants and ability to borrow funds; conditions in the U.S. credit markets and the availability of bank financing on acceptable terms; changes in business or economic conditions, including rising food costs and product shortages as well as mandated  increases in the minimum wage the Company is required to pay; the effect of  higher gasoline prices or commodity prices, unemployment and other economic factors on consumer demand; availability of qualified employees; increased cost of utilities, insurance and other restaurant operating expenses; potential fluctuations of quarterly operating results due to seasonality and other factors; the effect of hurricanes and other weather disturbances which are beyond the control of the Company; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by the Company’s  new restaurants with its existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company’s reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and The NASDAQ Stock Market LLC.  These as well as other factors are discussed in detail in the Company’s filings made with the Securities and Exchange Commission and other communications.

J. Alexander's Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited in thousands, except per share amounts)

	Quarter Ended		Year Ended
	Jan. 3	Dec. 28	Jan. 3	Dec. 28
	2010	2008	2010	2008
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Net sales	$38,996	$35,141	$144,194	$139,755
Costs and expenses:
Cost of sales	12,668	11,511	45,743	45,057
Restaurant labor and related costs	13,484	12,085	50,738	46,506
Depreciation and amortization of restaurant property and equipment	1,755	1,550	6,716	5,932
Other operating expenses	8,832	7,854	33,379	29,959
Total restaurant operating expenses	36,739	33,000	136,576	127,454
General and administrative expenses	2,515	2,667	10,069	10,061
Asset impairment charges	3,889	—	3,889	—
Pre-opening expense	—	421	—	1,626

Operating income (loss)	(4,147)	(947)	(6,340)	614
Other income (expense):
Interest expense	(522)	(435)	(1,969)	(1,716)
Interest income	6	3	11	133
Other, net	19	6	62	57
Total other expense	(497)	(426)	(1,896)	(1,526)

Loss before income taxes	(4,644)	(1,373)	(8,236)	(912)

Income tax (provision) benefit	(9,031)	674	(7,102)	1,017

Net income (loss)	$(13,675)	$(699)	$(15,338)	$105

Earnings (loss) per share:
Basic earnings (loss) per share	$(2.30)	$(.10)	$(2.45)	.02
Diluted earnings (loss) per share	$(2.30)	$(.10)	$(2.45)	.02

Weighted average number of shares:
Basic earnings (loss) per share (1)	5,947	6,754	6,260	6,692
Diluted earnings (loss) per share (1)	5,947	6,754	6,260	6,843

(1) The reduction in the weighted average number of shares for the 2009 periods includes the effect of the repurchase by the Company of 808,000 shares of its common stock on May 22, 2009.

J. Alexander's Corporation and Subsidiaries
Consolidated Statements of Operations
Percentages of Net Sales (Unaudited)

	Quarter Ended		Year Ended
	Jan. 3	Dec. 28	Jan. 3	Dec. 28
	2010	2008	2010	2008
Net sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	32.5	32.8	31.7	32.2
Restaurant labor and related costs	34.6	34.4	35.2	33.3
Depreciation and amortization of restaurant property and equipment	4.5	4.4	4.7	4.2
Other operating expenses	22.6	22.3	23.1	21.4
Total restaurant operating expenses	94.2	93.9	94.7	91.2
General and administrative expenses	6.4	7.6	7.0	7.2
Asset impairment charges	10.0	—	2.7	—
Pre-opening expense	—	1.2	—	1.2
Operating income (loss)	(10.6)	(2.7)	(4.4)	0.4
Other income (expense):
Interest expense	(1.3)	(1.2)	(1.4)	(1.2)
Interest income	—	—	—	0.1
Other, net	—	—	—	—
Total other expense	(1.3)	(1.2)	(1.3)	(1.1)
Loss before income taxes	(11.9)	(3.9)	(5.7)	(0.7)
Income tax (provision) benefit	(23.2)	1.9	(4.9)	0.7
Net income (loss)	(35.1)%	(2.0)%	(10.6)%	0.1%

Note: Certain percentage totals do not sum due to rounding.

Average Weekly Sales Information:

Average weekly sales per restaurant	$84,100	$84,000	$82,300	$87,800
Percent change	0.1%		-6.3%

Same store weekly sales per restaurant (1)	$86,700	$85,800	$84,900	$88,700
Percent change	1.0%		-4.3%

(1)  Includes the thirty restaurants open for more than eighteen months.

J. Alexander's Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	January 3	December 28
	2010	2008
ASSETS
Current assets
Cash and cash equivalents	$5,613	$2,505
Deferred income taxes	—	1,098
Other current assets	6,202	6,839
Total current assets	11,815	10,442

Other assets	1,601	1,455
Property and equipment, net	77,914	86,547
Deferred income taxes	152	6,459
Deferred charges, net	659	666
	$92,141	$105,569

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$15,194	$13,018
Long-term debt and capital lease obligations	21,796	20,401
Other long-term liabilities	9,903	8,754
Stockholders’ equity	45,248	63,396
	$92,141	$105,569

J. Alexander's Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures to GAAP Measures

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results and financial condition.

Reconciliation of net loss excluding asset impairment charges and beginning of the year tax valuation allowance adjustment
(Unaudited in thousands, except per share data)

	Quarter Ended		Year Ended
	Jan. 3	Dec. 28	Jan. 3	Dec. 28
	2010	2008	2010	2008
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Net income (loss) as reported	$(13,675)	$(699)	$(15,338)	$105
Asset impairment charges (1)	3,889	—	3,889	—
Deferred tax asset valuation allowance adjustment (2)	7,405	—	7,405	—
Net income (loss) excluding asset impairment charges and deferred tax asset valuation allowance adjustment	$(2,381)	$(699)	$(4,044)	$105

Diluted earnings (loss) per share:

Net income (loss) as reported	$(2.30)	$(.10)	$(2.45)	$.02
Asset impairment charges (1)	.65	—	.62	—
Deferred tax asset valuation allowance adjustment (2)	1.25	—	1.18	—
Diluted earnings (loss) per share excluding asset impairment charges and deferred tax asset valuation allowance adjustment	$(.40)	$(.10)	(.65)	$.02

Weighted average number of shares:
Basic earnings (loss) per share	5,947	6,754	6,260	6,692
Diluted earnings (loss) per share	5,947	6,754	6,260	6,843

(1) In the fourth quarter of 2009, the Company recorded impairment charges of $3,889 in connection with the assets of two underperforming restaurants which remain in operation.

(2) In the fourth quarter of 2009, the Company determined that a full valuation allowance was needed for its net deferred tax assets and recorded an increase in the beginning of the year tax valuation allowance of $7,405.

J. Alexander's Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures to GAAP Measures

Reconciliation of loss before income taxes and impairment charges
(Unaudited in thousands)

	Quarter Ended		Year Ended
	Jan. 3	Dec. 28	Jan. 3	Dec. 28
	2010	2008	2010	2008
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Loss before income taxes	$(4,644)	$(1,373)	$(8,236)	$(912)
Asset impairment charges (1)	3,889	—	3,889	—
Loss before income taxes and asset impairment charges	$(755)	$(1,373)	$(4,347)	$(912)

(1) In the fourth quarter of 2009, the Company recorded impairment charges of $3,889 in connection with the assets of two underperforming restaurants which remain in operation.

Reconciliation of net debt
(Unaudited in thousands)

	Jan. 3	Dec. 28
	2010	2008

Long-term debt and capital lease obligations	$21,796	$20,401
Current portion of long-term debt and capital lease obligations (1)	1,621	948
Cash and cash equivalents	(5,613)	(2,505)
Net debt	$17,804	$18,844

(1) Amounts are included in current liabilities in Condensed Consolidated Balance Sheets.

###